Exhibit 10.19

SHARE CANCELLATION AGREEMENT

This Share Cancellation Agreement dated May 9, 2013 (this "Agreement") is made and entered into by and between Sugarmade, Inc., a Delaware corporation (the "Company"), and Scott Lantz ("Mr. Lantz"), with respect to the following facts:

WHEREAS, Mr. Lantz is a director and shareholder of the Company, and

WHEREAS, Mr. Lantz has been issued various Company Share Certificates identified originally as Certificates Number 9441; 9478; and 9499 and

WHEREAS Mr. Lantz now currently holds shares in the aggregate amount of 2,454,507 shares (the “Shares”) of Company Common Stock, and Mr. Lantz owns the Shares of record and beneficially, free and clear of all liens, security interests, and encumbrances of any kind whatsoever, and Mr. Lantz has full right, power and authority to execute, deliver and perform this Agreement;

WHEREAS, the Company has determined it is in the best interest of the Company to raise additional funds and Mr. Lantz is willing to cancel 1,300,000 of the Shares to facilitate the Company’s general ability to raise equity capital and pay for services as needed;

NOW, THERFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

1. Cancellation of Shares.  In consideration of $.0001 per share and the consideration described above, Mr. Lantz agrees to cancel 1,300,000 of the Shares.  Mr. Lantz shall deliver to Steve Davis, the Company Attorney, for cancellation stock certificates representing the Shares along with duly executed medallion guaranteed stock powers covering the shares (or such other documents acceptable to the Company's transfer agent) and hereby irrevocably instructs the Company, the Company Attorney and the Company's transfer agent to cancel 1,300,000 Shares. Following such cancellation, the 1,300,000 Shares will no longer be outstanding on the stock ledger of the Company and Mr. Lantz shall no longer have any interest in the Shares.

2. Miscellaneous.  This Agreement shall be governed by the internal laws of the State of California without regard to its conflict of laws rules, except to the extent the laws of Delaware are mandatorily applicable.  This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or electronic mail in PDF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUGARMADE, INC.		MR. LANTZ

By:	/s/	/s/
	Clifton Leung, CEO	Scott Lantz
	Title	Title